CHURCHILL DOWNS INCORPORATED
                              AMENDED AND RESTATED
                            SUPPLEMENTAL BENEFIT PLAN

        This Amended and Restated Supplemental Benefit Plan replaces in its entirety, as of April 1, 1999, the Churchill Downs Supplemental Benefit Plan dated as of December, 1998.

        Churchill Downs Incorporated ("Churchill Downs") desires to retain the services of and provide rewards and incentives to members of a select group of management employees who contribute to the success of the Corporation.

        In order to achieve this objective, Churchill Downs has adopted the following Supplemental Benefit Plan to provide supplemental death, disability, and retirement benefits for those select management employees who become Members of the Plan.

                                    ARTICLE 1

                            TITLE AND EFFECTIVE DATE

        1.1 This Plan Shall be known as the Churchill Downs Supplemental Benefit Plan (hereinafter referred to as the "Plan").

        1.2 The Effective Date of this Plan shall be December 1, 1998.

                                    ARTICLE 2

                                   DEFINITIONS

        As used herein, the following words and phrases shall have the meanings specified below unless a different meaning is clearly required by the context:

        2.1 The term "Average Monthly Earnings" shall mean the Member's highest monthly base salary (regardless of whether paid in that month or deferred under the terms of a deferred compensation plan) determined at any time prior to death, disability, or retirement, plus 1/12th of the Member's highest incentive compensation award earned in any year prior to death, disability, or retirement pursuant to the Churchill Downs Incorporated Incentive Compensation Plan or similar plan maintained by the Employer. It shall not include compensation earned pursuant to any stock option plan or any other form of compensation earned by the Member.

        2.2 The term "Board of Directors" shall mean the Board of Directors of the Employer.

        2.3 The term "Committee" shall mean the Compensation Committee or other Committee appointed by the Board of Directors to administer the plan.


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        2.4 The term "Death  Benefit"  shall mean the benefit paid to a Member's
Surviving Spouse as provided in Article 6.

        2.5 The term "Disability Benefit" shall mean the benefit paid to a Disabled Member as provided in Article 5.

        2.6 The term "Disabled Member" shall mean any Member who is Totally and Permanently Disabled. If a Member fails to qualify for disability benefits under the Employer's Long Term Disability Plan, the Board of Directors may, in its sole discretion, pay a Disability Benefit to a Member.

        2.7 The term "Effective Date" shall mean the date the Plan becomes effective through the terms of a resolution adopted by the Board of Directors.

        2.8 The term "Employer" shall mean Churchill Downs, its successors and assigns, any subsidiary or affiliated organizations authorized by the Board of Directors of Churchill Downs to participate in this Plan with respect to their Members, and subject to the provisions of Article 9, any organization into which the Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred.

        2.9 The term "Member" shall mean an employee who is part of a select group of management or highly compensated personnel and has become a Member as provided in Article 3 hereof.

        2.10 The term "Monthly Retirement Income" shall mean a monthly income due a Retired Member under the terms of this Plan which shall commence as of his Retirement Date and continue for the period provided herein.

        2.11 The term "Plan" shall mean the Churchill Downs Supplemental Benefit Plan.

        2.12 The term "Plan Agreement" shall mean the written agreement entered into by a Member and the Employer evidencing the Member's participation in the Plan.

        2.13 The term "Primary Social Security" shall mean the estimated Primary Insurance Amount (payable monthly) available to a Member at the later of the Member's Retirement Date or attainment of age 62 under the Social Security Act in effect at the Member's Retirement Date. The fact that a Member does not receive such amount shall be disregarded in computing Monthly Retirement Income benefits herein.

        2.14 The term "Qualified Plan" shall mean the Churchill Downs Pension Plan.


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        2.15 The term "Retired Member" shall mean any member of the Plan who has qualified for retirement and has retired, and who is eligible to receive a Monthly Retirement Income by direction of the Committee.

        2.16 The term "Retirement Date" shall mean the first day of the month coinciding with or immediately following the Member's termination of employment on or after attainment of age fifty-five (55).

        2.17 The term "Surviving Spouse" shall mean the person legally married to a Member at the time of the death of the Member.

        2.18 The term "Total and Permanent Disability" or "Totally and Permanently Disabled" shall mean eligibility for disability benefits under the terms of the Employer's Long Term Disability plan in effect at the time the Member becomes disabled.

        2.19 For purposes of converting the amounts described in Sections 4.1D and 5.1C to an annuity, such conversion shall be computed using an interest rate assumption equal to the yield of a U.S. Treasury Bond with a term equal to the Member's life expectancy (rounded to the nearest whole year), such yield and life expectancy to be determined as of the last day of the calendar quarter preceding the Member's Retirement Date or, in the event the Member becomes Totally and Permanently Disabled prior to the attainment of age 55, as of the last day of the calendar quarter preceding the date the Member attains age 55. For purposes of determining the Member's life expectancy, the GAM 94 mortality table shall be used.

                                    ARTICLE 3

                             MEMBERSHIP IN THE PLAN

        3.1 Eligibility for membership in this Plan shall be determined by the Committee in its sole discretion, on an individual basis. However, a Member whose benefits under the Plan have commenced to be paid shall not be removed from membership in the Plan unless the Member is convicted of a felonious act against the Employer.

        3.2 If a Member is removed from the Plan under Section 3.1, all future benefits payable under this Plan to the Member shall cease.

        3.3 The payment of benefits to the Member under this Plan is conditioned upon the continuous employment of the Member by the Employer (including periods of disability and authorized leaves of absence) from the date of the Member's participation in the Plan until the Member's Retirement Date or Disability, whichever first occurs.



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                                    ARTICLE 4

                      MONTHLY RETIREMENT INCOME AND BENEFIT

        4.1 The amount of a Member's Monthly Retirement Income shall be forty-five percent (45%) of his Average Monthly Earnings increased by one percent for each twelve month period that the Member remains employed by the Employer following attainment of age 55 with the maximum Monthly Retirement Income not to exceed fifty-five percent (55%) of his Average Monthly Earnings, reduced as set forth in Sections 4.1A, 4.1B, 41.C and 4.1D.

                  A. One hundred percent (100%) of the Member's Primary Social Security benefit under the Social Security law in effect on his Retirement Date, such amount not being applied to reduce the amount set forth in Section 4.01 hereof until the later of the Member's Retirement Date or attainment of age 62. If the Member's Retirement Date occurs on or after the attainment of age 59, the reduction shall be 50% rather than 100%.

                  B. One hundred percent (100%) of the Member's monthly income calculated in the form of a 50% Joint & Survivor annuity under the Qualified Plan formerly maintained by the Employer as of his Retirement Date, the specific amount of which is more specifically set out in the Member's Plan Agreement.

                  C. One hundred percent (100%) of the Monthly Income Option calculated as a 50% Joint & Survivor annuity from the cash surrender value of all life insurance policies (if applicable) listed on Schedule A attached to the Member's Plan Agreement. Such Monthly Income shall be determined as of the Member's Retirement Date. If the Member's Retirement Date occurs on or after the attainment of age 59, this reduction shall be eliminated.

                  D. One hundred percent (100%) of the Employer contributions and any Member contributions up to a maximum of two thousand ($2,000) per year allocated to his accounts under the Churchill Downs Incorporated Profit Sharing Plan, calculated in the form of a 50% Joint & Survivor annuity payable on his Retirement Date. If the Member's Retirement Date occurs on or after the attainment of age 59, the reduction for Member contributions shall be eliminated.

        4.2 The basic form of Monthly Retirement Income (to which the formula indicated in Section 4.1 applies) shall be a monthly income commencing on the Member's Retirement Date and continuing for his life, with 50% of said benefit being paid for the life of a Surviving Spouse. This benefit shall not be actuarially reduced unless the Member's Retirement Date occurs prior to age 57.

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        4.3 A Member is entitled to receive a Monthly  Retirement  Income  under the Plan only by remaining in the employ of the  Employer  until age  fifty-five
(55).

        4.4 A Member may elect for the Member and/or the Member's Surviving Spouse to continue to participate in the Employer's group health insurance plan following Retirement or Disability. In the case of death under Article 6, the Member's Surviving Spouse may make such an election. The Member, or Member's Surviving Spouse, in the case of the Member's death, shall be responsible for all expenses (including applicable premiums) associated with such election

                                    ARTICLE 5

                               DISABILITY BENEFITS

        5.1 If a Member is determined to be Disabled while employed by the Employer prior to his attainment of age fifty-five (55), the Disabled Member shall be entitled to receive a Monthly Retirement Income benefit, commencing on the first day of the month coincident with or immediately following the attainment of age fifty-five (55), equal to forty-five percent (45%) of the Member's Average Monthly Earnings reduced by Sections 5.1A, 5.1B, and 5.1C.

                  A. One hundred percent (100%) of his monthly Long Term Disability benefit or, in the event there is no Long Term Disability benefit, one hundred percent (100%) of the Primary Social Security Disability benefit payable to the Member at age sixty-five (65) under the Social Security law in effect at that time. This offset shall occur without regard to whether the Member actually receives said benefits.

                  B. One hundred percent (100%) of his monthly income calculated in the form of a 50% Joint & Survivor annuity under the Qualified Plan as of the date Disability Benefits commence.

                  C. One hundred percent (100%) of the Employer contributions allocated to his account(s) under the Churchill Downs Incorporated Profit Sharing Plan, calculated in the form of a 50% Joint & Survivor annuity payable on the date Disability Benefits commence.


        5.2 If a Member becomes Disabled on or after attaining age 55, the Member shall be treated as having elected Retirement at the time the Disability is determined.






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                                    ARTICLE 6

                                 DEATH BENEFITS

        6.1 If a Member dies after attaining age 55 but prior to Retirement, the Member's Surviving Spouse shall be entitled to a benefit as if the Member had elected to retire on the day before the Member's death.

        6.2 The Surviving Spouse of a Retired Member shall be entitled to a benefit under the terms of 4.2 herein.

                                    ARTICLE 7

                               PLAN ADMINISTRATION

        7.1 The Board of Directors shall appoint a committee to administer the Plan and keep records of individual Member benefits.

        7.2 The Committee shall have the authority to interpret the Plan, to adopt and review rules relating to the Plan and to make any other determinations for the administration of the Plan.

        Subject to the terms of the Plan, the Committee shall have exclusive jurisdiction (i) to select the Members eligible to become Members, (ii) to determine the eligibility for, and form and method of any benefit payments,
(iii) to establish the timing of benefit distributions, (iv) to settle claims according to the provisions in Article 8, and (v) to remove Members from participation in the Plan.

        7.3 The Committee may employ such counsel, accountants, actuaries, and other agents as it shall deem advisable. The Employer shall pay the compensation of such counsel, accountants, actuaries, and other agents and any other expenses incurred by the Committee in the administration of the Plan.

                                    ARTICLE 8

                                CLAIMS PROCEDURE

        8.1 The Treasurer of the Employer shall administer the claims procedure under this Plan.
                  A. The  business  address  and  telephone  number  of  the
                     Treasurer of the
                     Employer is:

                                 Vicki L. Baumgardner
                                 700 Central Avenue
                                 Louisville, Kentucky 40208
                                 (502) 636-4400

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                  B. The Employer shall have the right to change the address and telephone number of the Treasurer. The Employer shall give the Member written notice of any change of the Treasurer, or any change in the address and telephone number of the Treasurer.

        8.2 Benefits shall be paid in accordance with the provisions of this Plan. The Member (hereinafter referred to as the "Claimant") shall make a written request for the benefits provided under this Plan. This written claim shall be mailed or delivered to the Treasurer.

        8.3 If the claim is denied, either wholly or partially, notice of the decision shall be mailed to the Claimant within a reasonable time period. This time period shall not exceed more than 90 days after the receipt of the claim by the Treasurer.

        8.4 The Treasurer shall provide such written notice to every Claimant who is denied a claim for benefits under this Plan. The notice shall set forth the following information:

                  A. the specific reasons for the denial;

                  B. the  specific  reference  to  pertinent  plan provisions on which the denial is based;

                  C. a description  of any  additional  material or  information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  D. appropriate  information  and  explanation  of the  claims procedure under this Plan to permit the Claimant to submit his claim for review.

        8.5 The claims procedure under the Plan shall allow the Claimant a reasonable opportunity to appeal a denied claim and to get a full and fair review of that decision from the Board.

                  A. The Claimant shall exercise his right of appeal by submitting a written request for review of the denied claim to the Treasurer. This written request for review must be submitted to the Treasurer within sixty (60) days after receipt of by the Claimant of the written notice of denial.

                  B. The Claimant shall have the following rights under this appeal procedure:

                  (1) to request a review by the Committee upon written
                      application to the Treasurer;


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                  (2) to review pertinent documents with regard to the employee benefit plan created under this Plan;

                  (3) the right to submit issues and comments in writing;

                  (4) to  request  an  extension  of  time  to  make a  written submission of issues and comments; and

                  (5) to  request   that  a  hearing  be  held  to  consider
                      Claimant's appeal.

        8.6 The decision on the review of the denied claim shall promptly be provided by the Committee:

                  A. within  forty-five  (45)  days  after  the  receipt  of the request for review if no hearing is held; or

                  B. within ninety (90) days after the receipt of the request for review, if an extension of time is necessary in order to hold a hearing.

                          (1) If an  extension  of time is necessary in order to
                              hold a hearing, the Committee shall give the Claimant written notice of the extension of time and of the hearing. This notice shall be given prior to any extension.

                          (2) The written  notice of  extension  shall  indicate
                              that an extension of time will occur to hold a hearing on Claimant's appeal. The notice shall also specify the place, date, and time of that hearing and the Claimant's opportunity to participate in the hearing. It may also include any other information the Committee believes may be important or useful to the Claimant in connection with the appeal.

        8.7 The decision to hold a hearing to consider the Claimant's appeal of the denied claim shall be within the sole discretion of the Committee, whether or not the Claimant requests such a hearing.

        8.8 The Committee's decision on review shall be made in writing and provided to the Claimant within the specified time periods. This written decision on review shall contain the following information:

                  A.  the decision(s);

                  B.  the reasons for the decision(s); and


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                  C.  specific  reference to the Plan provisions of the Plan on which the decision(s) is/are based.

        All of this information shall be written in a manner calculated to be understood by the claimant.

                                    ARTICLE 9

                                  MISCELLANEOUS

        9.1 Nothing contained in this Plan shall be deemed to give any Member or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Member or Employee at any time regardless of the effect which such discharge shall have upon him as a Member of the Plan.

        9.2 Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind or a fiduciary relationship between the Employer and the Member, his spouse or any other person. Any funds which may be invested by the Employer to insure itself against any and all financial losses which the Employer may incur under the provisions of this Plan shall continue for all purposes to be a part of the general funds of the Employer, and no person other than the Employer, shall, by virtue of the provisions of this Plan, have any interest in such funds. To the extent that any person acquires a right to receive payment from the Employer under this Plan, such right shall be no greater than the right of any general unsecured creditor of the Employer.

        9.3 This Plan does not involve a reduction in salary for the Members or a foregoing of an increase in future salary by the Member.

        9.4 A retired Member shall not be considered an Employee for any purpose under the law.

        9.5 Except insofar as this provision may be contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization, or attachment of any benefits under this Plan shall be valid or recognized by the Committee.

        9.6 The Employer reserves the right at any time and from time to time, by action of its Board of Directors to terminate, modify or amend, in whole or in part, any or all of the provisions of the Plan, including specifically the right to make any such amendments effective retroactively; provided that no such action shall reduce the benefits of any Disabled or Retired Member who is receiving a Monthly Retirement Income at the time of the termination, modification or amendment.


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        9.7 The Employer  shall not merge into,  be acquired by, or  consolidate with any other Employer unless and until such other Employer agrees to assume all rights and obligations set forth in this Plan.

        9.8 This Plan shall be  binding  upon and inure to the  benefits  of the
Employer,   its   successors   and   assigns  and  each  Member  and  his  legal
representatives.

        9.9 This Plan shall be governed by the laws of Kentucky. This Plan is solely between the Employer and the Member. The Member shall only have recourse against the Employer for enforcement of the Plan.

        9.10 Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply.

































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                                   CERTIFICATE

        I, Rebecca C. Reed, Secretary to Churchill Downs Incorporated, do hereby certify that the foregoing Amended and Restated Churchill Downs Supplemental Benefit Plan sets forth in its entirety and replaces, as of April 1, 1999, the Churchill Downs Supplemental Benefit Plan dated as of December 1, 1998.

                                                   /s/ Rebecca C. Reed
                                                   ---------------------------
                                                   Rebecca C. Reed



































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